Exhibit 99.9
The security represented by this instrument was originally issued on December 14, 2009 (“Original Date of Issuance”), and has not been registered under the Securities Act of 1933, as amended (the “Act”), or under any applicable state securities laws, and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Act and applicable state securities laws, or unless the Borrower (as defined below) has received an opinion of counsel satisfactory to the Borrower and its counsel that such registration is not required. The transfer of such security is subject to the conditions specified in that certain Note and Warrant Purchase Agreement, dated as of October 22, 2004 (as amended, restated or otherwise modified from time to time), by and among the Borrower, William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, and the Guarantors party thereto from time to time.
The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement, dated as of October 22, 2004, as amended by that certain First Amendment to Subordination Agreement, dated as of November 1, 2005, and that certain Reaffirmation and Second Amendment to Subordination Agreement, dated as of July 31, 2007 (as further amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), among, without limitation, William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, ISI Security Group, Inc., a Delaware corporation formerly known as ISI Detention Contracting Group, Inc. (the “Borrower”), and The PrivateBank and Trust Company (successor-in-interest to LaSalle Bank National Association) (the “Senior Lender”), to the obligations (including interest) owed by Borrower to the holders of all of the notes issued pursuant to that certain Loan and Security Agreement, dated as of October 3, 2008 (the “Loan Agreement”), between Borrower and Senior Lender, as such Loan Agreement has been and may hereafter be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

SENIOR SUBORDINATED (DI) PROMISSORY NOTE

December 14, 2009	$897,215.18
ISI Security Group, Inc., a Delaware corporation formerly known as ISI Detention Contracting Group, Inc. (successor-by-merger to ISI Security Group, Inc., an unrelated entity) (the “Borrower”), hereby promises to pay to the order of William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, or its assignee (the “Holder”), the principal amount of Eight Hundred Ninety-Seven Thousand Two Hundred Fifteen and 18/100 Dollars ($897,215.18) (the “Original Principal Amount”), together with interest thereon calculated from the date hereof (the “Date of Issuance”), in accordance with the provisions of this instrument (this “Note”). For purposes of this Note, the term “Principal Balance” shall mean an amount equal to (a) the Original Principal Amount minus (b) all payments of principal made by the Borrower from time to time pursuant to the terms of this Note plus (c) all amounts added to the Original Principal Amount pursuant to the terms of this Note or the Note Purchase Agreement (as defined below).
This Note was issued pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated as of October 22, 2004 (as amended, restated or otherwise modified from time to time, including, without limitation, pursuant to that certain Ninth Amendment (the “Ninth Amendment”) to Note and Warrant Purchase Agreement, dated as of December 14, 2009, (collectively, the “Note Purchase Agreement”), by and among the Borrower, the Holder and the Guarantors (as defined therein) party thereto from time to time. This Note is the “DI Promissory Note” referred to in the Ninth Amendment to the Note Purchase Agreement. The Note Purchase Agreement contains terms governing the rights and obligations of the Holder of this Note and all provisions of the Note Purchase Agreement are hereby incorporated herein in full by reference. Except as otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Note Purchase Agreement.
1.
Payment of Interest. Except as otherwise expressly provided herein or as specifically provided in the Note Purchase Agreement, the Principal Balance of this Note shall accrue interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of twenty percent (20.00%) per annum from the date hereof (“Interest”). In addition, default interest shall accrue on the unpaid Principal Balance of this Note at the rate of two percent (2%) per annum after the occurrence and during the continuance of an Event of Default. Interest accruing on the Principal Balance of this Note shall be added to the Principal Balance of this Note quarterly in arrears in accordance with the payment schedule on Exhibit A attached hereto and made a part hereof (assuming for purposes of Exhibit A that no portion of the Principal Balance of this Note is prepaid and that this Note is not accelerated prior to the Maturity Date). In addition, all accrued and unpaid Interest on this Note (together with any accrued and unpaid default interest) shall be paid upon the payment in full of the entire outstanding Principal Balance of this Note (whether on the Maturity Date or as a result of the acceleration of the maturity thereof), or if a prepayment of this Note is made, on the Principal Balance prepaid, and, if payment in full is not paid when due, thereafter on demand. Unless prohibited under applicable law, any accrued Interest (including, without limitation, default interest) which is not paid on the date on which it is due and payable shall, to the extent not already done, be capitalized and shall bear interest at the same rate at which interest is then accruing on the Principal Balance of this Note until such interest is paid. Any accrued Interest (including, without limitation, default interest) which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made (whether on the Maturity Date or as a result of the acceleration of the maturity thereof). Interest shall accrue on any payment due under this Note at the rates set forth herein until such time as payment therefor is actually delivered to the Holder.

2.	Payment of Principal on Note.
(a)
Scheduled Payments. Subject to conversion in full or in part in accordance with Section 15 below, the Borrower shall pay the outstanding principal amount of this Note, together with all accrued and unpaid interest on the principal amount being repaid, on June 30, 2010 (the “Maturity Date”).

(b)
Optional Prepayments. At any time after the Original Date of Issuance, the Borrower, at its option, may, without premium or penalty, prepay all or any portion of this Note on the last day of any calendar quarter hereafter at a prepayment price of one hundred percent (100%) of the Principal Balance to be prepaid, plus accrued and unpaid interest to the prepayment date.

(c)
Mandatory Prepayment. Subject to conversion in full or in part in accordance with Section 15 below, in the event of (i) an IPO or (ii) a Change in Control (as defined in Section 15 below), the Borrower shall prepay, without premium or penalty, this Note in full at a prepayment price of one hundred percent (100%) of the Principal Balance, plus accrued and unpaid interest to the prepayment date.

(d)
Notice of Prepayments. The Borrower shall give notice (which shall be irrevocable) to the Holder of this Note of each prepayment not later than 1:00 p.m. (Chicago time) on the Business Day immediately preceding the date of prepayment, specifying the aggregate Principal Balance to be prepaid and the prepayment date. Once any such notice has been given, the Principal Balance specified in such notice, together with all accrued and unpaid interest on the amount of each such prepayment to the date of payment, and any prepayment premium, shall become due and payable on such date of payment.

3.
Payment Schedule. Set forth as Exhibit A attached hereto is a schedule which reflects the amount of Interest payable quarterly and the Principal Balance of this Note at the beginning and at the end of each quarter during the term of this Note (assuming for purposes of Exhibit A that no portion of the Principal Balance of this Note is prepaid and that this Note is not accelerated prior to the Maturity Date). Upon any conversion pursuant to Section 15 below, or any voluntary or mandatory prepayment, of all or any portion of the Principal Balance, the Interest reflected on Exhibit A attached hereto shall be recomputed based upon the remaining Principal Balance. The Holder shall amend Exhibit A hereto to reflect such recomputation and deliver the same to the Borrower, and such amended Exhibit A shall constitute rebuttable presumptive evidence of the Principal Balance owing and unpaid on this Note and the interest accruing and payable thereafter under this Note. The failure to amend Exhibit A hereto or to deliver the same to the Borrower shall not, however, affect the obligations of the Borrower to pay the Principal Balance and all accrued and unpaid interest on the Principal Balance of this Note.

4.	Transfer and Exchange; Replacement; Cancellation.
(a)	Transfer and Exchange.
(i)
Subject to any restrictions contained in this Note or the Note Purchase Agreement, this Note and all rights and obligations hereunder are transferable, in whole or in part, to any Person (excluding any Person that is a direct or indirect competitor of the Borrower), without charge to the Holder, upon surrender of this Note with a properly executed assignment in form and substance reasonably acceptable to the Borrower at the principal office of the Borrower. To facilitate any such transfer, the Borrower hereby covenants to execute such documents and perform such acts as may be necessary or appropriate in the Holder’s sole judgment for the Holder to effect any such transfer.

(ii)
Upon surrender of this Note for transfer or for exchange, the Borrower, at its expense, will (subject to the conditions set forth herein and in the Note Purchase Agreement) execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Holder or transferee, which aggregates the Principal Balance of such Note, issued as the Holder or such transferee may request, dated so that there will be no gain or loss of interest on such surrendered Note and otherwise of like tenor. The issuance of new Notes shall be made without charge to the Holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Borrower in connection with such issuance.

(b)
Replacement. Upon receipt of evidence reasonably satisfactory to the Borrower (an affidavit of the Holder of this Note shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Borrower (provided that if the Holder is a financial institution or other institutional investor, its own agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon the surrender of this Note, the Borrower shall (at its expense) execute and deliver, in lieu thereof, a new Note of the same class and representing the same rights and obligations represented by such lost, stolen, destroyed or mutilated Note dated so that there will be no loss of interest on this Note.

5.
Payments. All payments to be made to the Holder of this Note shall be made by wire transfer to the Holder in lawful money of the United States of America in same-day available funds. Any payment received by the Holder of this Note after 2:00 p.m. (Chicago time) on any day will be deemed to have been received on the next following Business Day.

6.
Place of Payment. Payments of principal, interest, premium and other amounts, to the extent payable in cash, shall be made by wire transfer of immediately available funds to the following account of the Holder hereof:

ABA No.: 026 009 593
Account No.: 5800441577
Account Name: William Blair Mezzanine Capital Fund III, L.P.
Bank: Bank of America
or to such other account or to the attention of such other Person as specified by the Holder in a prior written notice to the Borrower.
7.
Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day immediately following, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

8.
Governing Law. This Note shall be governed and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

9.
Liabilities. In furtherance and not in limitation of the rights and remedies of the Holder of this Note hereunder or at law, the Holder of this Note may, subject to the Senior Subordination Agreement, proceed under this Note against the Borrower in its absolute and sole discretion for any of the liabilities of the Borrower under this Note or any other liability or obligation of the Borrower arising hereunder.

10.
Events of Default. Upon the occurrence of any “Event of Default,” as described and specified in the Note Purchase Agreement, or a default under this Note, the Holder shall, subject to the Senior Subordination Agreement, have all of the rights and remedies in accordance with, and as provided by, the terms of the Note Purchase Agreement. In addition, the Holder shall be entitled to recover from the Borrower any and all costs and expenses, including reasonable attorneys’ fees and court costs, incurred in enforcing its rights hereunder.

11.
Usury Laws. It is the intention of the Borrower and the Holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder hereof resulting from an Event of Default, voluntary prepayment by the Borrower or otherwise, then the earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder hereof either be rebated to the Borrower or credited on the Principal Balance of this Note, or if this Note has been paid, then the excess shall be rebated to the Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the Principal Balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, at the option of the Holder hereof either be rebated to the Borrower or credited on the Principal Balance of this Note, or if this Note has been repaid, then such excess shall be rebated to the Borrower.

12.
Waiver. The Borrower hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Borrower hereunder.

13.
Section 163 of the Internal Revenue Code. Notwithstanding any other provisions contained in this Note, payments under this Note shall not be deferred beyond any date if deferral beyond such date would result in this Note being treated as an “applicable high yield discount obligation” under Section 163(e)(5) and Section 163(i) of the Code. The preceding sentence shall apply only to the extent necessary to achieve the objective herein described and shall apply only to amounts treated as interest or original issue discount under the Code.

14.
Deferred Interest Under Note A. This Note is issued in connection with the Ninth Amendment to the Purchase Agreement. The Original Principal Amount is equal to the aggregate amount of all accrued and unpaid deferred interest on Note A as of the Date of Issuance, and this Note does not and shall not be deemed to constitute a novation of the Borrower’s obligations therefor. Except for the accrued and unpaid deferred interest on Note A that is evidenced by this Note, contemporaneous with the execution and delivery of this Note, the aggregate principal amount, plus all current interest, due and payable to the Holder pursuant to the terms of Note A and the Purchase Agreement is being paid in full and thereupon Note A shall be of no further force and effect; provided, however, that all accrued and unpaid deferred interest under Note A as of the date of this Note is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

15.	Conversion of Note.
(a)	Special Definitions. For purposes of this Section 15, the following definitions shall apply:
(i)	“Board of Directors” means the board of directors of Parent as elected from time to time or any duly authorized committee of that board.
(ii)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(iii)
“Issuance Date Conversion Price” means $0.4302, representing the volume weighted average sales price per share of Parent Common Stock for trades quoted on the OTC Bulletin Board (“VWAP”) for the ten trading days ending on the trading day immediately prior to the Original Date of Issuance. For purposes of this calculation, any trading day during such ten day trading period for which no trades occur shall be deemed to have a VWAP for that day equal to the VWAP of the nearest immediately preceding trading day on which a trade occurred.

(iv)	“MML Entities” means Mezzanine Management Fund IV A, LP and Mezzanine Management Fund IV Coinvest A, LP.
(v)
“OTC Bulletin Board” means the electronic quotation medium for subscribing members, regulated by the Financial Industry Regulatory Authority, Inc. (FINRA), that displays real-time quotes, last-sale prices, and volume information for over-the-counter (OTC) domestic and certain foreign securities that are not listed on a national securities exchange.

(vi)
“Parent Change of Control” means (i) any merger, consolidation, sale or other transaction or event (other than a Qualified Equity Offering) by virtue of which any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons, as the case may be, other than the MML Entities, acquires, directly or indirectly (including by means of a merger or other business combination), beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent or more of Parent Common Stock or other equity interests of Parent having general voting rights that would enable such Person or group to elect a majority of the Board of Directors, (ii) the sale of all or substantially all of the assets of Parent or of Parent and its Subsidiaries, taken as a whole, or (iii) the sale, transfer or other distribution of any of the capital stock of Borrower by Parent (other than a pledge of such capital stock to Senior Lender to secure the Senior Debt).

(vii)	“Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.
(viii)
“QEO Conversion Price” shall be (i) if the Qualified Equity Offering is the Rights Offering, the price per share of Parent Common Stock at which the shares of Parent Common Stock were offered in the Rights Offering or (ii) if the Qualified Equity Offering is a private or public placement of shares of capital stock of Parent (other than the Rights Offering), the Parent Common Stock equivalent price per share paid in such private or public placement.

(ix)	“QEO Period” means the period commencing on the Original Date of Issuance and ending June 29, 2010.
(x)
“Qualified Equity Offering” means the first to occur of (i) the Rights Offering or (ii) private or public placement of shares of capital stock of Parent, for cash (other than the Rights Offering), in either case, during the QEO Period.

(xi)
“Rights Offering” means a rights offering to purchase shares of the Parent Common Stock for cash (or, in the case of the Purchaser, by off-set against the Note) to the holders of the Parent Common Stock, including the Purchaser.

(b)
Automatic Conversion upon a Qualified Equity Offering. If a Qualified Equity Offering is closed and funded during the QEO Period pursuant to which the MML Entities (and/or their Affiliates) purchase shares of Parent capital stock with an aggregate purchase price representing a percentage of the gross proceeds from such Qualified Equity Offering that is not less than the percentage of the total outstanding shares of Parent Common Stock owned by the MML Entities immediately prior to such Qualified Equity Offering (such Parent Common Stock percentage to be computed on a primary share basis and without regard to shares of Parent Common Stock underlying then outstanding convertible or other derivative securities), then the principal balance outstanding under this Note, together with any then accrued but unpaid interest, shall automatically be converted into a number of fully paid and nonassessable shares of Parent Common Stock (“Post-QEO Converted Amount”) equal to the quotient obtained by dividing (i) the Post-QEO Converted Amount by (ii) the QEO Conversion Price.

(c)
Automatic Conversion. If no Qualified Equity Offering is consummated during the QEO Period, then on June 30, 2010, the unpaid principal balance outstanding under this Note, together with any then accrued and unpaid interest (the “Maturity Date Converted Amount”), shall automatically be converted into a number of fully paid and nonassessable shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Maturity Date Converted Amount by (ii) the Issuance Date Conversion Price, as the same may be adjusted pursuant to Section 16 hereof; provided however, no such conversion shall be effected if the MML Bridge Notes are not simultaneously converted at such time.

(d)
Optional Conversion Upon Parent Change of Control. Not less than thirty (30) days prior to consummation of any Parent Change of Control (or, if such Parent Change of Control occurs without the agreement or participation by Parent, as soon as reasonably possible after Parent obtains knowledge of the occurrence of such Parent Change of Control or of any event, or the taking of any action, by any Person, that could reasonably be expected to cause, or result in, an Parent Change of Control), Borrower shall cause Parent to give the Holder written notice of such Parent Change of Control, event or action, and the Holder may at any time prior to the date thirty (30) days after such Parent Change of Control is consummated, notify Parent that it has elected to convert all or any portion of the principal balance outstanding under this Note, together with any then accrued and unpaid interest (the amount to be so converted, the “COC Conversion Amount”), whereupon the COC Conversion Amount shall automatically convert into fully paid and nonassessable shares of Parent Common Stock on the date such notice is given by such holder. Any such notice by the Holder may be conditioned upon the consummation of the Parent Change of Control. The number of shares of Parent Common Stock that the Holder shall be entitled to receive upon such conversion pursuant to this Section 15(d) shall equal the quotient obtained by dividing (i) the total COC Conversion Amount by (ii) the Issuance Date Conversion Price, as the same may be adjusted pursuant to Section 16 hereof.

(e)
Certain Procedures. The Holder is entitled to receive shares of Parent Common Stock issuable upon conversion of this Note pursuant to Section 15(b), (c) or (d), as applicable, shall be deemed to have converted this Note as of (i) in the event of a conversion pursuant to Section 15(b), the time of the closing and funding of the Qualified Equity Offering during the QEO Period, (ii) in the event of a conversion pursuant to Section 15(c), June 30, 2010, and (iii) in the event of a conversion pursuant to Section 15(d), upon the giving of the Holder’s notice of conversion pursuant to Section 15(d) (as applicable, the “Conversion Date”). As of the Conversion Date, the Post-QEO Converted Amount, the Maturity Date Converted Amount or the COC Conversion Amount, as applicable, shall be converted automatically without any further action by the Holder and whether this Note is surrendered to Borrower at the QEO Conversion Price or the Issuance Date Conversion Price (as the same may be adjusted pursuant to Section 16 hereof), as applicable; provided, however, that Borrower shall not be obligated to issue certificates evidencing the shares of Parent Common Stock issuable upon such conversion until this Note is either delivered to Borrower, as hereinafter provided, or the Holder notifies Borrower, as hereinafter provided, that such Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection therewith. Thereupon, there shall be issued and delivered to Holder, promptly at such office and in the name of Holder as shown hereon, a certificate or certificates for the number of shares of Parent Common Stock into which the Note surrendered was convertible as of such Conversion Date, and with respect to partial conversions, a new note in the form of this Note for the remaining principal balance outstanding, together with accrued and unpaid interest, not so converted. Any person in whose name the certificate for shares of Parent Common Stock is to be issued shall be considered to have become a holder of record of such shares of Parent Common Stock as of the closing of business on the applicable Conversion Date.

(f)
No Fractional Shares. No fractional shares of Parent Common Stock shall be issued upon conversion of the Post-QEO Converted Amount, the Maturity Date Converted Amount or the COC Conversion Amount, as applicable, and the number of shares of Parent Common Stock to be issued upon such conversion shall be rounded down to the nearest whole share. Instead of any fractional share of Parent Common Stock which would otherwise be issuable upon conversion of the Post-QEO Converted Amount, the Maturity Date Converted Amount or the COC Conversion Amount, as applicable, Parent shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the fractional amount, multiplied by, (ii) the QEO Conversion Price or the Issuance Date Conversion Price (as the same may be adjusted pursuant to Section 7 hereof), as applicable.

(g)	Notices. The Company and Parent shall concurrently provide the Holder with all information and documentation and notice of any events or circumstances, described in Section 10 of the MML Bridge Note.

16.	Adjustment to Issuance Date Conversion Price for Diluting Issues.
(a)	Special Definitions. For purposes of this Section 16, the following definitions shall apply:
(i)
“Additional Shares of Common” shall mean all shares of Parent Common Stock issued (or, pursuant to Section 16(c), deemed to be issued) by Parent after the Original Date of Issuance, other than (1) shares of Parent Common Stock issued or issuable to officers, directors, employees or consultants to Parent or its Subsidiaries pursuant to a stock grant, stock option plan, stock purchase plan or other stock incentive agreement (collectively, the “Plans”) approved by the Board of Directors; (2) shares of Parent Common Stock issued or issuable pursuant to exercise, conversion or exchange of options, warrants or Convertible Securities outstanding as of the Original Date of Issuance, including the Subordinated Convertible Notes and this Note, (3) shares of Parent Common Stock issued or issuable in connection with a business acquisition or combination approved by the Board of Directors, (4) shares of Parent Common Stock or Convertible Securities issued or issuable in a Qualified Equity Offering, (5)  shares of Parent Common Stock issued or issuable for which an adjustment to the Issuance Date Conversion Price is made pursuant to Section 16(f), or (6) upon the written approval or consent of the holders of a majority of the then outstanding aggregate principal balance of the MML Bridge Notes.

(ii)	“Convertible Securities” shall mean any evidences of indebtedness, shares (other than Parent Common Stock) and all other securities convertible into or exchangeable for Additional Shares of Common.
(iii)
“Market Price” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors.

(iv)	“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common or Convertible Securities.
(b)
No Adjustment of Issuance Date Conversion Price. No adjustment in the Issuance Date Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (determined pursuant to Section 16(a)(i) for an Additional Share of Common issued or deemed to be issued by Parent is less than the Issuance Date Conversion Price, in effect on the date of, and immediately prior to, such issuance.

(c)	Deemed Issue of Additional Shares of Common.
(i)
Options and Convertible Securities. In the event Parent at any time or from time to time after the Original Date of Issuance and while any portion of this Note is outstanding shall issue any Options or Convertible Securities, other than Options or Convertible Securities exempted pursuant to Section 16(a)(i), or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Parent Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. Provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 16(e) hereof) of such Additional Shares of Common would be less than the Issuance Date Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

(1)
no further adjustment in the Issuance Date Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Parent Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)
if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to Parent, or increase or decrease in the number of shares of Parent Common Stock issuable, upon the exercise, conversion or exchange thereof, the Issuance Date Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease; provided, however, that no such adjustment of the Issuance Date Conversion Price shall affect Parent Common Stock previously issued upon conversion of the Note;

(3)
if any such Options or Convertible Securities shall expire without having been exercised or converted, the Issuance Date Conversion Price as adjusted upon the issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall be readjusted to the Issuance Date Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common so issued were the Additional Shares of Common, if any, actually issued or sold on the exercise of such Options or the conversion of such Convertible Securities, and such Additional Shares of Common, if any, were issued or sold for the consideration actually received by Parent upon such exercise, plus the consideration, if any, actually received by Parent for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by Parent (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; and

(4)
no readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the Issuance Date Conversion Price to an amount which exceeds the lower of (i) the Issuance Date Conversion Price on the original adjustment date immediately prior to  the adjustment), or (ii) the Issuance Date Conversion Price that results from any actual issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

(d)
Adjustment of Issuance Date Conversion Price Upon Issuance of Additional Shares of Common. In the event Parent shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 16(c), without consideration or for a consideration per share less than the Issuance Date Conversion Price in effect on the date or and immediately prior to such issue, then and in such event, the Issuance Date Conversion Price in effect immediately prior to the issuance or such Additional Shares of Common shall be reduced, concurrent with such issue, to an amount (calculated to the nearest one hundredth of one cent ($0.0001)) determined by multiplying the Issuance Date Conversion Price by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately prior to such issuance plus the number of shares of Parent Common Stock that the aggregate consideration received by Parent for such issuance would purchase at the Issuance Date Conversion Price, and the denominator of which shall be the number of shares of Parent Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common; provided that, for the purposes of this Section 16(d), the number of shares of Parent Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Parent Common Stock immediately prior to such issuance and any outstanding Options (including those granted pursuant to the Plans) had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Parent Common Stock, if so convertible) as of such date, but such calculation shall not include any Additional Shares of Common issuable with respect to shares of Convertible Securities, or outstanding Options, solely as a result of the adjustment of the Issuance Date Conversion Price resulting from the issuance of Additional Shares of Common causing such adjustment.

(e)	Determination of Consideration. For purposes of this Section 16, the consideration received by Parent for the issuance of any Additional Shares of Common shall be computed as follows:
(i)	Cash and Property. Such consideration shall:
(1)	insofar as it consists of cash, be computed at the aggregate amount of cash received by Parent excluding amounts paid or payable for accrued interest or accrued dividends;
(2)	insofar as it consists of property other than cash, be computed at the Market Price thereof at the time of such issue; and
(3)
in the event Additional Shares of Common are issued together with other shares or securities or other assets of Parent for consideration that covers both, by the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(ii)
Options and Convertible Securities. The consideration per share received by Parent for Additional Shares of Common deemed to have been issued pursuant to Section 16(c)(i), relating to Options and Convertible Securities, shall be determined by dividing:

(1)
the total amount, if any, received or receivable by Parent as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such consideration) payable to Parent upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)
the maximum number of shares of Parent Common Stock (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)	Adjustments for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Parent Common Stock.
(i)
Stock Dividends, Distributions or Subdivisions.  In the event Parent shall issue Additional Shares of Common pursuant to a stock dividend, stock distribution or subdivision on shares of  Parent Common Stock, the Issuance Date Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall concurrently with such stock dividend, stock distribution or subdivision, be proportionately decreased.

(ii)
Combinations or Consolidations.  In the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, the Issuance Date Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)
No Impairment. Parent will not, by agreement, amendment to its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Parent but will at all times in good faith assist in the carrying out of all the provisions of this Section 16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of this Note against impairment.

(h)
Certificate as to Adjustments. Upon the occurrence or each adjustment or readjustment of the Issuance Date Conversion Price pursuant to this Section 16, Parent, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Parent shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) all such adjustments and readjustments, (ii) the Issuance Date Conversion Price at the time in effect, and (iii) the number of shares of Parent Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Note.

17.	Representations and Warranties of the Purchaser. Purchaser represents and warrants to the Parent as follows:
(a)
Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Note and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution and delivery of this Note. Upon the execution and delivery of this Note, this Note shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally, (ii) as enforceability may be subject to general principles of equity and (iii) as rights to indemnity and contribution may be limited by applicable securities Laws or public policy underlying such Laws.

(b)
Investment Purpose. The Purchaser is purchasing the Note for its own account for investment and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing or any arrangement or understanding with any other persons regarding the sale or distribution of the Note or any shares of Parent Common Stock issuable on conversion of the Note (“Conversion Shares”), except as contemplated by this Note and in compliance with the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Note or Conversion Shares except in accordance with the provisions of this Note and in accordance with the Securities Act. In making the representation herein, however, except as otherwise provided by this Note, the Purchaser does not agree to hold the Note or Conversion Shares for any minimum or other specified term and reserves the right to dispose of this Note or Conversion Shares at any time in compliance with the Securities Act and the terms of this Note.

(c)	Purchaser Status. At the time Purchaser was offered the Note, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(d)
Reliance on Exemptions. The Purchaser understands that the Note is being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities Laws and that the Parent is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Note.

(e)	Acknowledgment of Risk.
(i)
The Purchaser acknowledges and understands that its investment in the Note and Conversion Shares involves a significant degree of risk, including, without limitation, (A) an investment in the Parent is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Parent and the Note and Conversion Shares; (B) the Purchaser may not be able to liquidate its investment; (C) transferability of the Note and Conversion Shares may be limited; (v) in the event of a disposition of this Note or the Conversion Shares, the Purchaser could sustain the loss of its entire investment; and (D) the Parent has not paid any dividends on its Parent Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future; and

(ii)
The Purchaser is able to bear the economic risk of holding this Note and the Conversion Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Note and the Conversion Shares.

(f)	Restrictions on Transfer and Lack of Registration. The Purchaser understands that:
(i)
this Note and the Conversion Shares have not been and are not being registered under the Securities Act or any applicable state securities Laws and, consequently, the Purchaser may have to bear the risk of owning the Note or Conversion Shares for an indefinite period of time because the Note or Conversion Shares may not be transferred unless (i) the sale of this Note or Conversion Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Purchaser has delivered to the Parent an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Note or Conversion Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Conversion Shares are sold or transferred pursuant to Rule 144; and

(ii)
neither the Parent nor any other person is under any obligation to register the sale of the Note or Conversion Shares under the Securities Act or any state or foreign securities Laws or to comply with the terms and conditions of any exemption thereunder.

(g)	Legends.
(i)
The Purchaser understands that the certificates representing the Conversion Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Conversion Shares, as applicable):

THE SHARES OF COMMON STOCK OF ARGYLE SECURITY, INC. (THE “COMPANY”) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR REGULATIONS THEREUNDER, AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY.

(ii)
The Purchaser may request that the Parent remove, and the Parent agrees to authorize the removal of any legend from the Conversion Shares (i) following any sale of the Conversion Shares pursuant to an effective registration statement, or (ii) if such Conversion Shares are eligible for sale under Rule 144 without volume limitations or under any no-action letter issued by the SEC (it being understood that the Parent may obtain an opinion of counsel with respect to such removal of legend). Following the time a legend is no longer required for the Conversion Shares hereunder, the Parent will, no later than five (5) Business Days following the delivery by a Purchaser to the Parent or the Parent’s transfer agent of a legended certificate representing such shares, accompanied by such additional information as the Parent or the Parent’s transfer agent may reasonably request, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.

(iii)
Notwithstanding anything herein to the contrary, the Parent acknowledges and agrees that the Parent will not require an opinion of counsel in connection with the transfer of this Note or Conversion Shares by a Purchaser to a Person that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and which transfer involves (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of such Purchaser; (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; or (iv) an affiliated investment fund transferring to another affiliated investment fund; provided that in each case the transfer is effected in accordance with applicable securities Laws and the transferee agrees in writing, in connection with a transfer of the Note to be subject to the terms of this to the same extent as if the transferee were the Purchaser hereunder.

18.	Representations and Warranties of Parent. Parent represents and warrants to Purchaser as follows:
(a)
Existence and Good Standing. Parent is a corporation duly organized, validly existing, and in good standing under the Laws of Delaware. Parent is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing. Parent (i) possesses all requisite authority, power, licenses, permits and franchises to conduct its business as is now being, or is contemplated to be, conducted, and (ii) and is in compliance with all applicable Laws, except where the failure to be in compliance would not reasonably be expected to have a material adverse effect on Parent’s ability to perform its obligations under this Note.

(b)
Authorization, Compliance, and No Default. The execution and delivery by Parent of this Note and Parent’s performance of its obligations under this Note (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) do not require action by, or filing with, or consent of, any Governmental Authority, (iv) do not violate any provision of Parents’ organizational documents, (v) do not violate any material provision of Law or any order of any Governmental Authority, in each case applicable to Parent, and (vi) do not violate any material agreements to which it is a party.

(c)
Enforceability. This Note has been executed and delivered by, and is the legal and binding obligation of, the Company and is enforceable against the Company in accordance with its terms (except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)
SEC Filings. Parent has heretofore filed all forms, reports, registration statements, definitive proxy statements, schedules and other materials with the Securities and Exchange Commission (“SEC”) required to be filed pursuant to the Exchange Act or other federal securities Laws since July 31, 2007 (the “SEC Reports”). As of their respective dates, or, if applicable, the dates such SEC Reports were amended prior to the date hereof, the SEC Reports (including, without limitation, all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein) complied in all material respects with all applicable requirements (including but not limited to the Sarbanes-Oxley Act to the extent then in effect and applicable) of the Securities Act or the Exchange Act, as applicable, and other federal securities Laws as of the date thereof and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward looking statements, or the completeness of any information furnished by the Parent to the SEC solely for the purposes of complying with Regulation FD promulgated by the SEC under the Exchange Act or other information that is treated by SEC regulations as not being “filed” for the purposes of the Exchange Act.

[SIGNATURE PAGE FOLLOWS]

Signature Page to Senior Subordinated (DI) Promissory Note
IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by a duly authorized officer as of the date first written above.

BORROWER:	ISI SECURITY GROUP, INC., a Delaware corporation, formerly known as ISI Detention Contracting Group, Inc.

	By:	/s/ Donald F. Neville

Donald F. Neville
Chief Financial Officer

Acknowledgment Page to Senior Subordinated (DI) Promissory Note

AGREED AND ACKNOWLEDGED AS OF THIS 14th DAY OF DECEMBER, 2009

HOLDER:	WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership

	By:	William Blair Mezzanine Capital Partners III, L.L.C., its General Partner

		By:	/s/ David M. Jones

David M. Jones
Managing Director

Acknowledgment Page to Senior Subordinated (DI) Promissory Note

AGREED AND ACKNOWLEDGED AS OF THIS 14th DAY OF DECEMBER, 2009

PARENT:	ARGYLE SECURITY, INC., a Delaware corporation

	By:	/s/ Donald F. Neville

Donald F. Neville
Chief Financial Officer

EXHIBIT A
See attached.

$5,000,000 Note

Quarter Ending	Days O/S	Beginning Principal	Applicable Interest Rate	Current Interest Owed	PIK Interest Owed	Total Interest Owed	Principal Paid	Interest Paid	Ending Principal

September 30, 2009	92	$5,673,471.06	20.00%	$167,896.92	$122,080.49	$289,977.41	$—	$(167,896.92)	$5,795,551.55
December 14, 2009	75	5,795,551.55	20.00%	139,817.68	101,663.63	241,481.31	(5,000,000.00)	(139,817.68)	897,215.18
December 31, 2009	17	897,215.18	20.00%	—	8,473.70	8,473.70	—	—	905,688.88

March 31, 2010	90	905,688.88	20.00%	—	45,284.44	45,284.44	—	—	950,973.32
June 30, 2010	91	950,973.32	20.00%	—	48,076.98	48,076.98	—	—	999,050.31